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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference, constituting a part of the Company's Registration Statements on Form S-8 Registration Statement File No. 33-33342, Form S-2 Registration Statement File No. 33-68646, and Form S-2 Registration Statement File No. 333-81282, of our report dated October 3, 2003, relating to the consolidated financial statements and schedule of Voxware, Inc., appearing in this Annual Report on Form 10-K as amended by Form 10-K/A for the year ended June 30, 2003.

/s/ WithumSmith+Brown, P.C.

Princeton, New Jersey
October 23, 2003